UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2024
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2024, the Board of Directors of F&G Annuities & Life, Inc. (“F&G” or the “Company”) appointed John D. Currier, Jr. to serve as President of F&G. Christopher O. Blunt, who served as President of F&G prior to Mr. Currier’s appointment, will continue to serve as F&G’s Chief Executive Officer.

Prior to his appointment as President of F&G, Mr. Currier, who is 53, served as President of Retail Markets of the Company since February 2021. In that role, he was responsible for business unit profit and loss, and oversaw sales, operations, marketing, new business profitability and in-force management. Mr. Currier joined F&G in May 2015 as Deputy Chief Actuary, was named Chief Actuary in October 2016 and was promoted to Chief Actuary and Chief Product Officer in March 2019. Mr. Currier has over 30 years of industry experience. Mr. Currier is not a party to any related person transactions with the Company.

On May 8, 2024, in recognition of Mr. Currier’s increased responsibilities and the Company’s interest in retaining his services, the Company entered into a new Retention Agreement with Mr. Currier. Pursuant to the Retention Agreement, if Mr. Currier continues his employment with the Company through the second anniversary of the date of the Retention Agreement (May 8, 2026), he will receive a retention bonus of $1,500,000, to be paid in a lump sum cash payment, minus statutorily required deductions. The foregoing description of the Amended and Restated Retention Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 8.01. Other Events

On May 13, 2024, F&G issued a press release announcing Mr. Currier’s appointment as President of F&G. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit	Description
10.1	Amended and Restated Retention Agreement between F&G Annuities & Life, Inc. and John D. Currier, Jr., dated as of May 8, 2024.
99.1	Press release dated May 13, 2024 announcing the appointment of John D. Currier, Jr. as President of F&G Annuities & Life, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: May 13, 2024	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: Senior Vice President, General Counsel & Secretary